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                                                                     Exhibit 5.1
                               FAEGRE & BENSON LLP
                               2200 NORWEST CENTER
                             90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE  612-336-3000
                             FACSIMILE 612-336-3026


                                 April 22, 1998


Wilsons The Leather Experts Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428

     Re:  Registration Statement No. 333-13967
          ------------------------------------

Ladies and Gentlemen:

          In connection with the proposed sale by Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), of up to 1,265,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which Common Stock has been registered under the Securities Act of 1933, as amended, and is issuable upon exercise of the Company's outstanding redeemable common stock purchase warrants, we have examined such corporate records and other documents, including the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

               1. The Company is a corporation duly organized and existing under the laws of the State of Minnesota.

               2. All necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock by the Company, and, when issued and sold as contemplated in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Description of Securities -- Redeemable Warrants" and "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein.

                                          Very truly yours,


                                          FAEGRE & BENSON LLP